                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                                   ----------


       Date of Report (Date of earliest event reported): August 8, 2001


                             SONOCO PRODUCTS COMPANY




Incorporated under the     Commission File No. 1-11261       I.R.S. Employer
laws of South Carolina                                     Identification No.
                                                                57-0248420






                               Post Office Box 160

                      Hartsville, South Carolina 29551-0160

                             Telephone: 843-383-7000

Item 5.  Other Events

     (a) On August 8, 2001, Sonoco Products Company (the "Company") signed a definitive agreement to purchase Phoenix Packaging Corporation for cash. The purchase has received necessary regulatory approval and is expected to close by the fourth quarter of 2001.

     Phoenix Packaging, a privately-owned company headquartered in North Canton, Ohio, manufactures steel easy-open closures that can be used with metal, plastic and composite containers at two facilities in the Canton area. Phoenix had 2000 sales of approximately $80 million. The acquisition is expected to be immediately accretive to earnings.

     (b) On August 24, 2001, the Company completed its all-cash purchase of privately-owned U. S. Paper Mills Corp. U. S. Paper Mills is headquartered in DePere, Wisconsin and also has operations in Menasha, Wisconsin; Oakdale, Minnesota; and Jacksonville, Illinois. U. S. Paper Mills' principal businesses are the production and sale of lightweight paperboard for conversion into cores, composite cans and tubes, and the production of paper tissue and towel cores. This acquisition will bring the Company's total number of paper mills globally to 30, with 42 paper machines and total global capacity of approximately 1.75 million tons.

     The purchase of U.S. Paper Mills, which had 2000 sales of approximately $70 million, is expected to be slightly accretive to earnings in the first year.

     (c) On September 4, 2001, the Company completed its acquisition of a paper-based textile tube converting facility in Kaiping, China. The equipment and building at the facility are leased and the facility has current sales of approximately $2 million. This acquisition is expected to provide a base from which to expand operations into southern China.

     (d) On September 10, 2001, the Company signed a definitive agreement to purchase Hayes Manufacturing Group, Inc., for cash. The purchase is subject to regulatory approval and is expected to close in the fourth quarter of 2001.

     Hayes Manufacturing, a privately owned company headquartered in Neenah, Wisconsin, manufactures paper-based tubes and cores serving the paper, plastic, foil/metal, paper converters, tape/label and construction industries.

     The purchase of Hayes Manufacturing, which had 2000 sales of approximately $56 million, is expected to be accretive to earnings in the first year.

     Statements included herein that are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to estimates, expectations, beliefs, plans, strategies and objectives concerning the Company's future financial and operating performance.

     These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. Such risks and uncertainties include, without limitation: availability and pricing of raw materials; success of new product development and introduction; ability to maintain or increase productivity levels; international, national and local economic and market conditions; ability to maintain market share; pricing pressures and demand for products; ability to successfully integrate newly acquired businesses into the Company's operations; continued strength of the Company's paperboard-based tube, core and composite can operations; and currency stability and the rate of growth in foreign markets. Additional information concerning some of the factors that could cause materially different results is included in the company's reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission's public reference facilities and its Internet website or from the Company's investor relations department.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          SONOCO PRODUCTS COMPANY
                                                (Registrant)



Date:  September 12, 2001                  By: /s/ F. T. Hill, Jr.
                                               ---------------------------
                                                  F. T. Hill, Jr.
                                                  Vice President and
                                                  Chief Financial Officer